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ARTICLES OF RESTATEMENT
OF THE ARTICLES OF INCORPORATION
of
THE GOLD CHAIN MINING COMPANY

Pursuant to the provisions of the Utah Revised Business Corporation Act (Sections 16-10a-1001 through 16-10a-1022, Utah Code Annotated, 1953 as amended), the undersigned, Spenst Hansen and Carlos M. Chavez, the duly elected, qualified, and acting Vice President and Secretary, respectively, of the below-named corporation hereby certify that said corporation adopts the following Articles of Restatement of its Articles of Incorporation.

ARTICLE I

The name of the corporation is The Gold Chain Mining Company (the "Corporation").

ARTICLE II

The restated Articles of Incorporation are attached hereto as Exhibit A. The text of the restated Articles of Incorporation as set forth on Exhibit A is incorporated herein by reference.

ARTICLE III

The Restatement contains four amendments to the Articles of Incorporation, which were approved and adopted by the Corporation's shareholders at the June 16, 1995 annual shareholders meeting. Notice of said meeting was given by the President of The Gold Chain Mining Company in the manner provided by law, accompanied by an information statement that stated the text and nature of the four proposed amendments to the Corporation's Articles of Incorporation.

A. Amendment to Article V of the Articles of Incorporation

Article V is hereby amended to read:

The aggregate number of shares which the Corporation shall have the authority to issue is 10,000,000 shares of Common Stock, which together have unlimited voting rights and are entitled to receive the net assets of the Corporation upon dissolution.

The foregoing amendment to Article V of the Articles of Incorporation was adopted and ratified at the annual meeting of the shareholders held June 16, 1995. On the record date for the meeting, May 5, 1995, 1,227,975 common shares, being all outstanding common shares of the Corporation, were entitled to vote on the matters considered at that meeting. 744,784 shares, being a majority of the outstanding common shares of the Corporation entitled to vote, voted in favor of this amendment, which was sufficient for approval of such amendment. Zero shares voted against or abstained from voting on the amendment. The remaining shares were not present at the meeting. No other class of shares was entitled to vote thereon.

B. Addition of Article XX to the Articles of Incorporation

Article XX is hereby added:

The Corporation does not elect to have shareholders' preemptive rights. The shareholders of the Corporation do not have preemptive rights, and any predecessor or successor corporation with respect to the Corporation shall be treated for all purposes as if its articles of incorporation expressly deny preemptive rights by including the statement "the corporation does not elect to have preemptive rights."

The foregoing addition of Article XX to the Articles of Incorporation was adopted and ratified at the annual meeting of the shareholders held June 16, 1995. On the record date for the meeting, May 5, 1995, 1,227,975 common shares, being all outstanding common shares of the Corporation, were entitled to vote on the matters considered at that meeting. 744,784 shares, being a majority of the outstanding common shares of the Corporation entitled to vote, voted in favor of this amendment, which was sufficient for approval of such amendment. Zero shares voted against or abstained from voting on the amendment. The remaining shares were not present at the meeting. No other class of shares was entitled to vote thereon.

C. Addition of Article XXI to the Articles of Incorporation

Article XXI is hereby added:

To the extent permitted by law, a director of the Corporation whether past, present, or future, shall not personally be liable to the Corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for: (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the corporation or the shareholders; (c) a violation for an unlawful distribution; or (d) an intentional violation of criminal law. To the extent permitted by law, the Corporation shall indemnify any of its officers and directors, past, present, and future, for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Corporation.

The foregoing addition of Article XXI to the Articles of Incorporation was adopted and ratified at the annual meeting of the shareholders held June 16, 1995. On the record date for the meeting, May 5, 1995, 1,227,975 common shares, being all outstanding common shares of the Corporation, were entitled to vote on the matters considered at that meeting. 744,784 shares, being a majority of the outstanding common shares of the Corporation entitled to vote, voted in favor of this amendment, which was sufficient for approval of such amendment. Zero shares voted against or abstained from voting on the amendment. The remaining shares were not present at the meeting. No other class of shares was entitled to vote thereon.

D. Addition of Article XXII to the Articles of Incorporation

Article XXII is hereby added:

Any action which may be taken at a shareholders meeting may be taken without meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than a majority, or in any event, not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

The foregoing addition of Article XXII to the Articles of Incorporation was adopted and ratified at the annual meeting of the shareholders held June 16, 1995. On the record date for the meeting, May 5, 1995, 1,227,975 common shares, being all outstanding common shares of the Corporation, were entitled to vote on the matters considered at that meeting. 744,784 shares, being a majority of the outstanding common shares of the Corporation entitled to vote, voted in favor of this amendment, which was sufficient for approval of such amendment. Zero shares voted against or abstained from voting on the amendment. The remaining shares were not present at the meeting. No other class of shares was entitled to vote thereon.

ARTICLE IV

The foregoing Articles of Restatement were authorized and adopted by unanimous vote of the Board of Directors at the June 17, 1995 Board of Directors annual meeting. These Articles of Restatement do not require shareholder approval and are made without shareholder action due to the fact that all substantive changes to the Articles of Incorporation, as stated within these Articles of Restatement, have been approved by the shareholder vote.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Restatement on the 25th day of April, 1996.

THE GOLD CHAIN MINING COMPANY

By: Spenst Hansen
Its: Vice President

By: Carlos M. Chavez
Its: Corporate Secretary

The Corporation hereby files with the Division of Corporations and Commercial Code of the State of Utah these Articles of Restatement of the Articles of Incorporation, which contain the text of Restated Articles of Incorporation as an exhibit. These Articles of Restatement shall become effective immediately upon submission to the Division.

ACKNOWLEDGEMENT BY CORPORATE OFFICERS

STATE OF UTAH }
} ss.
COUNTY OF SALT LAKE }

On this 25th day of April, 1996, before me personally appeared Spenst Hansen and Carlos M. Chavez, to me personally known or properly identified as the same, and who being by me duly sworn (or affirmed), did each state that he is the Vice President and Secretary, respectively, of The Gold Chain Mining Company, a Utah corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its board of directors, and did each acknowledge said instrument to be the free act and deed of said corporation.

Theresa M Rogers
NOTARY PUBLIC
Residing at: ____________
My commission expires: 1-9-00

NOTARY PUBLIC
THERESA M. ROGERS
My Commission Expires Jan. 9, 2000
STATE OF UTAH